UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 18, 2008

Ahern Rentals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-128688	88-0381960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4241 South Arville Street

Las Vegas, Nevada 89103

(Address of principal executive offices)

(702) 362-0623

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             OTHER EVENTS

On December 18, 2009, Ahern Rentals, Inc. (the “Company”) announced that, in connection with its previously announced consent solicitation with respect to its outstanding 9 1/4% Second Priority Senior Secured Notes due 2013 (the “Notes”) to amend the indenture and intercreditor agreement governing the Notes, it has amended the consent solicitation to:

•                  reduce the minimum amount of priority lien debt it can incur from $425 million to $396 million; and

•                  extend the Expiration Time (as defined in the Consent Solicitation Statement dated December 7, 2009, as supplemented on December 10, 2009 (the “Consent Solicitation Statement”), and the related Consent).

The new Expiration Time is 5:00 p.m., New York City time, on December 23, 2009, unless further extended or earlier terminated.

Copies of the press release and amendment to the consent solicitation statement are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference herein.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 18, 2009 of Ahern Rentals, Inc.
99.2	Amendment to and Extension of Consent Solicitation Statement of Ahern Rentals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AHERN RENTALS, INC.

Date: December 18, 2009	By:	/s/ Howard L. Brown
	Name:	Howard L. Brown
	Title:	Chief Financial Officer